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                                                                    Exhibit 3(3)

                            ARTICLES OF INCORPORATION
                                       OF
                      ANAGRAM INTERNATIONAL HOLDINGS, INC.

                                      -O0O-

            The undersigned incorporator, being a natural person of full age, for the purpose of forming a corporation under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

                                      NAME

            The name of the corporation is Anagram International Holdings, Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

            The registered office of this corporation is located at 7700 Anagram Drive, Minneapolis, Minnesota 55344-7307.

                                   ARTICLE III

                                  INCORPORATOR

            The name and address of the incorporator are:

             Name                                    Mailing Address
             ----                                    ---------------
          James Plutt                       7700 Anagram Drive
                                            Minneapolis, Minnesota  55344-7307

                                   ARTICLE IV

                                     CAPITAL

            The aggregate number of shares of stock which this corporation shall have the authority to issue is One Hundred Thousand (100,000) shares, par value $.0l per share.

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                                    ARTICLE V

                               CLASSES AND SERIES

            In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any stock of this corporation.

                                   ARTICLE VI

                         WRITTEN ACTION WITHOUT MEETING

            Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VII

                            CUMULATIVE VOTING DENIED

            No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII

                            PRE-EMPTIVE RIGHTS DENIED

            No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

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                                   ARTICLE IX

                      LIMITATION ON LIABILITY OF DIRECTORS

            No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23, Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation this 3rd day of March, 1993.

                                  INCORPORATOR:

                                  /s/ James Plutt
                                  ----------------------------------------------
                                  James Plutt

STATE OF MINNESOTA )
                   )    ss.
COUNTY OF SCOTT    )

            The foregoing instrument was acknowledged before me this 3rd day of March, 1993.

                                            /s/ Patricia A. Morris
                                            ------------------------------------
                                            Notary Public

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